GameTech(tm) International, Inc. Presentation to Gaming Analysts

The statements contained in this report on Form 8K that are not purely historical are forward-looking statements within the meaning of applicable securities laws. Forward-looking statements include statements regarding our "expectations," "estimates," "anticipation," "intentions," "beliefs," "strategies," or "opportunities" regarding the future. Forward- looking statements also may include statements regarding revenue, margins, expenses, and earnings analysis for fiscal 2004 and thereafter; expansion of products or new product development; expansion into new domestic and international markets; potential acquisitions or strategic alliances; and liquidity and anticipated cash needs and availability. All forward-looking statements included in this report are based on information available to us as of the filing date of this report, and we assume no obligation to update any such forward-looking statements. The general factors impacting future results are discussed in detail in our SEC filings. Safe Harbor Statement Copyright (c) 2004 by GameTech International, Inc. All rights reserved. 3

Industry Overview Copyright (c) 2004 by GameTech International, Inc. All rights reserved. 5

Traditional Bingo at a Glance $8 billion estimated handle in U.S. and Canada Global bingo handle is at least double North America Total U.S. bingo handle has stabilized at approximately $6 billion Tribal bingo handle has increased to an estimated $1.5 - $1.6 billion Electronic bingo handle has increased to an estimated $700 - $900 Million Copyright (c) 2004 by GameTech International, Inc. All rights reserved. 7

North American Bingo Handle Copyright (c) 2004 by GameTech International, Inc. All rights reserved. 9

GameTech Overview Copyright (c) 2004 by GameTech International, Inc. All rights reserved. 11

GameTech Overview Headquartered in Reno, Nevada Founded in 1994 Public in 1997 (GMTC) GameTech broadly serves the bingo industry, mostly in the U.S. & Canada Operates in 35 states through a regional organization Copyright (c) 2004 by GameTech International, Inc. All rights reserved. 13

GameTech Overview (cont.) 75% of business is done through distributors Revenues are derived from charity (70%), tribal (25%), and casino (5%) markets Products consist of fixed-base, portable units, and games Copyright (c) 2004 by GameTech International, Inc. All rights reserved. 15

Competition Copyright (c) 2004 by GameTech International, Inc. All rights reserved. 17

Our Business Strengths We have approximately 55% of the electronic bingo market Strong financial position 540+ halls 70,000 player terminals Revenue is recurring charges as rental, % of revenue, or per use fees Copyright (c) 2004 by GameTech International, Inc. All rights reserved. 19

Financial Highlights Copyright (c) 2004 by GameTech International, Inc. All rights reserved. 21

Fiscal 2003 (in thousands) Revenues - $52,329 Earnings - $1,191 Q1 2004 (in thousands) Revenues - $12,615 Earnings - (15) Financial Highlights Copyright (c) 2004 by GameTech International, Inc. All rights reserved. 12

Balance Sheet Highlights Ending Q1, 2004: Cash and Marketable Securities - $10,081,000 Working Capital - $13,409,000 Current Ratio - 4.19 Days Sales Outstanding - 33 Bingo Units & Inventory, Net - $19,999,000 Long-Term Debt - $ 0 Stockholders' Equity - $51,198,000 Copyright (c) 2004 by GameTech International, Inc. All rights reserved. 25

Financial Summary Legal Expenses Dividends R & D Expenditures Copyright (c) 2004 by GameTech International, Inc. All rights reserved. 27

Financial Highlights R & D Expenditures and Revenue (Incl. Quality Assurance) Copyright (c) 2004 by GameTech International, Inc. All rights reserved. 29

Financial Highlights R & D Expenditures; % of Revenue (Incl. Quality Assurance) Copyright (c) 2004 by GameTech International, Inc. All rights reserved. 31

GameTech Products Copyright (c) 2004 by GameTech International, Inc. All rights reserved. 33

Product Positioning Today Copyright (c) 2004 by GameTech International, Inc. All rights reserved. 35

Fixed-Base Premium player terminal Picture-in-Picture Copyright (c) 2004 by GameTech International, Inc. All rights reserved. 37

TED2C(tm) High end portable Recently added wireless capability Copyright (c) 2004 by GameTech International, Inc. All rights reserved. 39

Traveler (tm) (in Beta) Next generation hardware and software terminal platform Will use to develop future terminal devices Two way wireless enabled Copyright (c) 2004 by GameTech International, Inc. All rights reserved. 41

AllTrak (r) 2 Premium bingo hall management system Our next generation system for all sites Helps halls operate more efficiently Copyright (c) 2004 by GameTech International, Inc. All rights reserved. 43

Pay-N-Play(tm) Credit based session and drop in bingo Credits can be used for other games such as electronic pull tabs Progressives Copyright (c) 2004 by GameTech International, Inc. All rights reserved. 45

Bingo Easy Tabs System(tm) (expected Beta Spring 2004) Copyright (c) 2004 by GameTech International, Inc. All rights reserved. 47

Sunken Treasure(tm) Copyright (c) 2004 by GameTech International, Inc. All rights reserved. 49

Nevada Classic(tm) Copyright (c) 2004 by GameTech International, Inc. All rights reserved. 51

Progressive Bingo FireStar(tm) Wide Area Progressives Copyright (c) 2004 by GameTech International, Inc. All rights reserved. 53

GameTech Growth Opportunities Copyright (c) 2004 by GameTech International, Inc. All rights reserved. 55

GameTech Growth Opportunities Copyright (c) 2004 by GameTech International, Inc. All rights reserved. 57

GameTech Growth Opportunities Copyright (c) 2004 by GameTech International, Inc. All rights reserved. 59

GameTech Growth Opportunities Copyright (c) 2004 by GameTech International, Inc. All rights reserved. 61

GameTech Growth Opportunities Copyright (c) 2004 by GameTech International, Inc. All rights reserved. 63

GameTech Growth Opportunities Copyright (c) 2004 by GameTech International, Inc. All rights reserved. 65

GameTech Growth Opportunities Copyright (c) 2004 by GameTech International, Inc. All rights reserved. 67

Copyright (c) 2004 by GameTech International, Inc. All rights reserved. 35 GameTech Growth Opportunities